NUTEX HEALTH reports fourth quarter and Full YEAR 2023 financial results

●	Total revenue of $247.6 million for the year ended 2023 vs $219.3 Million in 2022, an increase of 13%
●	hospital division operating income of $36.3 million for Year Ended 2023 VS $15.0 million in 2022, an increase of 142%
●	Net cash from operating activities of $1.3 million for the YEAR ended 2023
●	Continued focus on INCREASED CASH FLOW THROUGH REDUCTION IN OPERATING EXPENSES AND PORTFOLIO OPTIMIZATION

HOUSTON, TX − (PRNewswire) – MARCH 28, 2024 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, technology-enabled integrated healthcare delivery system comprised of 20 state-of-the-art micro hospitals in eight states and primary care-centric, risk-bearing physician networks, today announced fourth quarter and fiscal year 2023 financial results for the twelve months ended December 31, 2023.

Financial Highlights for the Three Months Ended December 31, 2023:

●	Total revenue of $69.7 million as compared to total revenue of $53.7 million for the three months ended December 31, 2022, an increase of approximately 30%.
●	Net loss attributable to Nutex Health Inc. of $31.6 million (including a non-cash asset impairment charge of $29.1 million and a $1.1 million goodwill impairment charge for hospital closures) as compared to net loss attributable to Nutex Health Inc. of $14.8 million for the three months ended December 31, 2022.
●	Adjusted EBITDA of $3.1 million as compared to Adjusted EBITDA of negative $5.9 million for the three months ended December 31, 2022.

Financial Highlights for the Year Ended December 31, 2023:

●	Total revenue of $247.6 million as compared to total revenue of $219.3 million for the year ended December 31, 2022.
●	Net loss attributable to Nutex Health Inc. of $45.8 million (including a non-cash asset impairment charge of $29.1 million and a $1.1 million goodwill impairment charge for hospital closures) as compared to net loss attributable to Nutex Health Inc. of $424.8 million (including a non-cash goodwill impairment charge of $398.1 million) for the year ended December 31, 2022.
●	Adjusted EBITDA of $10.8 million as compared to Adjusted EBITDA of $12.6 million for the year ended December 31, 2022.
●	Net cash from operating activities of $1.3 million.
●	As of December 31, 2023, the Company had total assets of $398.2 million, including cash and cash equivalents of $22.0 million.

Note:  EBITDA and Adjusted EBITDA are non-GAAP financial metrics.  A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

“We are pleased to report 13% revenue growth, $10.8 million of Adjusted EBITDA and a 142% increase in hospital division operating income to $36.3 million in 2023,” stated Jon Bates, Chief Financial Officer of Nutex Health.

“We had a solid 4th Quarter in 2023.  In January of 2024, our management team and Board of Directors initiated a streamlined strategic plan that included a targeted reduction in annual cash operating expenses as well as a more focused allocation of resources and portfolio optimization. Some of these initiatives have already been executed while others are in the process of being implemented.  Our goal for 2024 is to continue to be the leader and innovator in our industry, and to provide a very unique platform for selected growth opportunities,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.

“We are intensely focused on our goal to deliver profitability on a net income basis to our investors.  We believe that we are well positioned to improve our financial performance over the medium and long-term,” stated Warren Hosseinion, M.D., President of Nutex Health.

For more details on the Company’s Fourth Quarter and Fiscal Year 2023 financial results, please refer to our Annual Report on Form 10-K filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.

NUTEX HEALTH INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$22,002,056	$34,255,264
Accounts receivable	58,624,301	57,777,386
Accounts receivable - related parties	4,152,068	538,183
Inventories	3,390,584	3,533,285
Prepaid expenses and other current assets	2,679,394	1,869,806
Total current assets	90,848,403	97,973,924
Property and equipment, net	81,387,649	82,094,352
Operating right-of-use assets	11,853,082	20,466,632
Financing right-of-use assets	176,146,329	192,591,624
Intangible assets, net	20,512,636	21,191,390
Goodwill, net	17,066,263	17,010,637
Other assets	431,135	423,426

Total assets	$398,245,497	$431,751,985

Liabilities and Equity
Current liabilities:
Accounts payable	$18,899,196	$23,614,387
Accounts payable - related parties	6,382,197	3,915,661
Lines of credit	3,371,676	2,623,479
Current portion of long-term debt	10,808,721	12,546,097
Operating lease liabilities, current portion	1,579,987	1,703,014
Financing lease liabilities, current portion	4,315,979	4,219,518
Accrued expenses and other current liabilities	12,955,296	6,240,813
Total current liabilities	58,313,052	54,862,969
Long-term debt, net	26,314,733	23,051,152
Operating lease liabilities, net	15,479,639	19,438,497
Financing lease liabilities, net	213,886,213	203,619,756
Deferred tax liabilities	5,145,754	10,452,211
Total liabilities	319,139,391	311,424,585

Commitments and contingencies (Note 10)

Equity:
Common stock, $0.001 par value; 950,000,000 shares authorized; 676,679,911 and 650,223,840 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	676,680	650,224
Additional paid-in capital	469,849,049	458,498,402
Accumulated deficit	(409,072,539)	(363,285,925)
Nutex Health Inc. equity	61,453,190	95,862,701
Noncontrolling interests	17,652,916	24,464,699
Total equity	79,106,106	120,327,400

Total liabilities and equity	$398,245,497	$431,751,985

NUTEX HEALTH INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended December 31		Year ended December 31
	2023	2022	2023	2022
Revenue:
Hospital division	$62,585,167	$46,532,019	$218,070,397	$198,508,245
Population health management division	7,084,306	7,192,054	29,575,919	20,786,061
Total revenue	69,669,473	53,724,073	247,646,316	219,294,306

Operating costs and expenses:
Payroll	28,807,419	26,466,650	108,377,938	111,785,110
Contract services	14,377,128	9,809,286	42,349,982	35,913,441
Medical supplies	3,402,926	2,791,779	14,151,140	12,118,893
Insurance expense	-	2,284,377	-	-
Depreciation and amortization	4,682,724	3,271,861	17,591,572	13,131,374
Other	5,185,964	8,569,796	30,401,513	30,923,750
Total operating costs and expenses	56,456,161	53,193,749	212,872,145	203,872,568

Gross profit	13,213,312	530,324	34,774,171	15,421,738

Corporate and other costs:
Facilities closing costs	-	-	217,266	-
Acquisition costs	-	-	43,464	3,885,666
Stock-based compensation	637,159	-	2,835,971	189,581
Impairment of assets	29,082,203	-	29,082,203	-
Impairment of goodwill	1,139,297	-	1,139,297	398,135,038
General and administrative expenses	8,499,550	6,309,235	33,229,718	19,810,607
Total corporate and other costs	39,358,209	6,309,235	66,547,919	422,020,892

Operating income (loss)	(26,144,897)	(5,778,911)	(31,773,748)	(406,599,154)

Interest expense, net	4,236,553	2,862,071	16,317,869	12,490,260
Other expense (income)	328,461	212,426	399,182	559,299
Income (loss) before taxes	(30,709,911)	(8,853,408)	(48,490,799)	(419,648,713)

Income tax expense (benefit)	(2,998,554)	1,805,176	(5,067,084)	13,090,905

Net income (loss)	(27,711,357)	(10,658,584)	(43,423,715)	(432,739,618)

Less: net income (loss) attributable to noncontrolling interests	3,906,540	4,093,593	2,362,899	(7,959,172)

Net income (loss) attributable to Nutex Health Inc.	$(31,617,897)	$(14,752,177)	$(45,786,614)	$(424,780,446)

Earnings (loss) per common share
Basic	(0.05)	(0.02)	(0.07)	(0.67)
Diluted	(0.05)	(0.02)	(0.07)	(0.67)

NUTEX HEALTH INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year ended December 31,
	2023	2022	2021
Cash flows from operating activities:
Net income (loss)	$(43,423,715)	$(432,739,618)	$168,525,285
Adjustment to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	17,591,572	13,131,374	7,662,464
Debt accretion expense	1,209,981	1,952,829	50,273
Impairment of assets	29,082,203	-	-
Impairment of goodwill	1,139,297	398,135,038	-
Stock-based compensation expense	2,835,971	189,581	-
Rescission of warrant exercise expense	-	561,651	-
Other income - gain on PPP loan forgiveness	-	-	(5,546,597)
Deferred tax expense (benefit)	(5,707,323)	4,996,209	-
(Gain) loss on lease termination	58,210	-	(109,494)
Non-cash lease expense	131,582	64,143	97,578
Changes in operating assets and liabilities:
Accounts receivable	(969,761)	56,622,133	(5,392,614)
Accounts receivable - related party	(3,613,885)	1,454,934	(1,229,940)
Inventories	142,701	(719,107)	(1,088,489)
Prepaid expenses and other current assets	(817,297)	(1,419,139)	(233,114)
Accounts payable	(4,715,101)	10,018,100	6,365,978
Accounts payable - related party	2,466,536	(329,155)	(97,985)
Accrued expenses and other current liabilities	5,845,481	(1,311,865)	4,429,141
Net cash from operating activities	1,256,452	50,607,108	173,432,486

Cash flows from investing activities:
Acquisitions of property and equipment	(9,496,832)	(14,632,414)	(36,926,591)
Acquired cash in reverse acquisition with Clinigence	-	12,716,228	-
Payments for acquisitions of businesses, net of cash acquired	(703,893)	-	-
Cash related to deconsolidation of Real Estate Entities	(1,039,157)	(2,421,212)	(48,853)
Net cash from investing activities	(11,239,882)	(4,337,398)	(36,975,444)

Cash flows from financing activities:
Proceeds from lines of credit	2,340,911	2,623,479	-
Proceeds from notes payable	16,952,905	815,881	19,614,372
Proceeds from convertible notes	4,909,864	-	-
Repayments of lines of credit	(1,592,714)	(72,055)	(864,659)
Repayments of notes payable	(16,479,512)	(7,237,094)	(20,715,235)
Repayments of finance leases	(3,484,683)	(1,721,224)	(1,255,486)
Payment of debt issuance costs	-	-	(47,875)
Rescission of warrant exercise	-	(588,042)	-
Common stock issued for exercise of warrants	-	4,119,141	-
Common stock issued for exercise of options	-	644,974	-
Members' contributions	298,032	4,513,867	21,753,773
Members' distributions	(5,214,581)	(51,231,657)	(144,337,923)
Net cash from financing activities	(2,269,778)	(48,132,730)	(125,853,033)
Net change in cash and cash equivalents	(12,253,208)	(1,863,020)	10,604,009
Cash and cash equivalents - beginning of the year	34,255,264	36,118,284	25,514,275
Cash and cash equivalents - end of the year	$22,002,056	$34,255,264	$36,118,284

Non-GAAP Financial Measures (Unaudited)

Adjusted EBITDA. Adjusted EBITDA is used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance.

We define Adjusted EBITDA as net income (loss) attributable to Nutex Health Inc. plus net interest expense, income taxes, depreciation and amortization, further adjusted for stock-based compensation, certain defined items of expense, any acquisition-related costs and impairments. A reconciliation of net income to Adjusted EBITDA is included below. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Year ended December 31,
	2023	2022	2021
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:
Net income (loss) attributable to Nutex Health Inc.	$(45,786,614)	$(424,780,446)	$132,593,328
Depreciation and amortization	17,591,572	13,131,374	7,662,464
Interest expense, net	16,317,869	12,490,260	6,196,026
Income tax expense	(5,067,084)	13,090,905	965,731
Allocation to noncontrolling interests	(5,546,263)	(4,837,514)	(5,751,066)
EBITDA	(22,490,520)	(390,905,421)	141,666,483
Facility closing costs	217,266	-	-
Acquisition costs	43,464	3,885,666	3,553,716
Stock-based compensation	2,835,971	189,581	-
Rescission of warrant exercise	-	1,243,059	-
Impairment of assets	29,082,203	-	-
Impairment of goodwill	1,139,297	398,135,038	-
Adjusted EBITDA	$10,827,681	$12,547,923	$145,220,199

	Three months ended	Three months ended
	December 31, 2023	December 31, 2022
	Unaudited	Unaudited
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:
Net loss attributable to Nutex Health Inc.	$(31,617,897)	$(14,752,177)
Depreciation and amortization	4,682,724	3,271,861
Interest expense, net	4,236,553	2,862,071
Income tax expense	(2,998,554)	1,805,176
Allocation to noncontrolling interests	(2,045,390)	(392,290)
EBITDA	(27,742,564)	(7,205,359)
Stock-based compensation	637,159	54,166
Rescission of warrant exercise	-	1,243,059
Impairment of assets	29,082,203	-
Impairment of goodwill	1,139,297	-
Adjusted EBITDA	$3,116,095	$(5,908,134)

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 20 facilities in 8 states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.  Our cloud-based proprietary technology platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers, allowing us to deliver greater quality care more efficiently.

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company.  Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act , economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Nutex Health, Inc.

Jennifer Smith Rodriguez – Investor Relations

investors@nutexhealth.com

– Media Contact

jsmith@nutexhealth.com